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As filed with the Securities and Exchange Commission on January 22, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERMUNE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3296648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3280 Bayshore Boulevard
Brisbane, CA 94005
(415) 466-2200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

2000 Equity Incentive Plan
2000 Non-Employee Directors' Stock Option Plan
2000 Employee Stock Purchase Plan
(Full Title of the Plans)

W. SCOTT HARKONEN, M.D.
Chief Executive Officer and President
InterMune, Inc.
3280 Bayshore Boulevard
Brisbane, CA 94005
(415) 466-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

SUZANNE SAWOCHKA HOOPER, ESQ.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $.001 par value	1,595,049	$41.86	$66,768,751.14	$6,142.73

(1)
This Registration Statement shall cover any additional shares of Common Stock which become issuable under the Plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.
(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq National Market on January 16, 2002, in accordance with Rule 457(c) of the Securities Act. The following chart illustrates the calculation of the registration fee:

Title of Securities to be Registered	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Common Stock reserved for future issuance under the 2000 Equity Incentive Plan	1,061,287	$41.86	$44,425,473.82
Common Stock reserved for future issuance under the 2000 Non-Employee Directors' Stock Option Plan	180,000	$41.86	$7,534,800.00
Common Stock reserved for future issuance under the 2000 Employee Stock Purchase Plan	353,762	$41.86	$14,808,477.32
Proposed Maximum Aggregate Offering Price	—	—	$66,768,751.14
Registration Fee	—	—	$6,142.73

EXPLANATORY NOTE

        This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 1,061,287 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 2000 Equity Incentive Plan, (ii) 180,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 2000 Non-Employee Directors' Stock Option Plan, and (iii) 353,762 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 2000 Employee Stock Purchase Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF
CERTAIN REGISTRATION STATEMENTS ON FORM S-8

        The contents of the Registration Statements on Form S-8 relating to the 2000 Equity Incentive Plan, the 2000 Non-Employee Directors' Stock Option Plan and the 2000 Employee Stock Purchase Plan (File Nos. 333-34510 and 333-59316) are incorporated by reference herein.

EXHIBITS

Exhibit Number	Description
4.1	Specimen Common Stock Certificate.(1)
4.2	Amended and Restated Investor Rights Agreement, dated January 7, 2000.(1)
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages.
99.1	2000 Equity Incentive Plan and related documents.(1)
99.2	2000 Non-Employee Directors' Stock Option Plan and related documents.(1)
99.3	2000 Employee Stock Purchase Plan and related documents.(1)

(1)
Filed as an exhibit to Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 2, 2000 (File No. 333-96029) or amendments thereto and incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on January 21, 2002.

INTERMUNE, INC.
By:	/s/ W. SCOTT HARKONEN W. Scott Harkonen President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints W. Scott Harkonen, Timothy P. Lynch and Stephen N. Rosenfield his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ W. SCOTT HARKONEN W. Scott Harkonen	President, Chief Executive Officer and Director (principal executive officer)	January 21, 2002
/s/ TIMOTHY P. LYNCH Timothy P. Lynch	Chief Financial Officer and Vice President (principal financial and accounting officer)	January 21, 2002
/s/ EDGAR ENGLEMAN Edgar Engleman	Director	January 21, 2002
/s/ JAMES I. HEALY James I. Healy	Director	January 21, 2002
/s/ WAYNE T. HOCKMEYER Wayne T. Hockmeyer	Director	January 21, 2002
/s/ JONATHAN S. LEFF Jonathan S. Leff	Director	January 21, 2002
/s/ JAY P. SHEPARD Jay P. Shepard	Director	January 21, 2002
/s/ NICHOLAS J. SIMON Nicholas J. Simon	Director	January 21, 2002

EXHIBIT INDEX

Exhibit Number	Description
4.1	Specimen Common Stock Certificate.(1)
4.2	Amended and Restated Investor Rights Agreement, dated January 7, 2000.(1)
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages.
99.1	2000 Equity Incentive Plan and related documents.(1)
99.2	2000 Non-Employee Directors' Stock Option Plan and related documents.(1)
99.3	2000 Employee Stock Purchase Plan and related documents.(1)

(1)
Filed as an exhibit to Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 2, 2000 (File No. 333-96029) or amendments thereto and incorporated herein by reference.

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EXPLANATORY NOTE
INCORPORATION BY REFERENCE OF CONTENTS OF CERTAIN REGISTRATION STATEMENTS ON FORM S-8
EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX